Exhibit 5.1

[Letterhead of Hogan & Hartson L.L.P.]

October 27, 2004

Board of Directors

Cytyc Corporation

85 Swanson Road

Boxborough, Massachusetts 01719

Ladies and Gentlemen:

We are acting as counsel to Cytyc Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission on October 27, 2004 relating to the proposed public offering of up to $400,000,000 in the aggregate amount of one or more classes or series of the Company’s securities, which securities may include any or all of the Company’s:

(i) senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”);

(ii) shares of common stock, par value $.01 per share (“Common Stock”);

(iii) shares of preferred stock, par value $.01 per share (“Preferred Stock”);

(iv) fractional shares of Preferred Stock represented by depositary receipts (“Depositary Shares”);

(v) warrants to purchase Debt Securities, Common Stock, Preferred Stock, or Units (as defined below) (“Warrants”);

(vi) purchase contracts to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants (“Purchase Contracts”); and

(vii) units (“Units” and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts covered by the Registration Statement, the “Securities”) consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties (“Third-Party Debt Securities”);

all of which Securities may be offered and sold by the Company from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement and any supplement to such prospectus (each a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1. An executed copy of the Registration Statement.

2. The Third Amended and Restated Certificate of Incorporation, as amended, of the Company, as certified by the Secretary of State of the State of Delaware on October 20, 2004 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Certificate of Incorporation”).

3. The Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “By-Laws”).

4. The Senior Debt Indenture between the Company and The Bank of New York, as trustee, filed as Exhibit 4.2 to the Registration Statement.

5. The Subordinated Debt Indenture between the Company and The Bank of New York, as trustee, filed as Exhibit 4.3 to the Registration Statement.

6. Certain resolutions of the Board of Directors of the Company adopted by a written consent in lieu of a meeting, dated October 26, 2004, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

7. A certificate of the Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof, as to certain facts relating to the Company.

In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents submitted to us, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any of the Securities to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors (“Board Action”) consistent with the procedures and terms described in the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the Certificate of Incorporation and By-Laws and applicable Delaware law, in a manner and with terms that do not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to one or more indentures between the Company and a financial institution identified therein as trustee (each, a “Trustee”), in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York (each, an “Indenture”); (iv) any Indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) prior to any issuance of shares of Preferred Stock or Depositary Shares, an appropriate Certificate of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement will have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”); (vi) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”), for which the governing law shall be the laws of the State of New York; (vii) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution or other party identified therein as a warrant agent (each, a “Warrant Agent”), for which the governing law shall be the laws of the State of New York; (viii) any Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”), each to be between the Company and a financial institution or other party identified therein as a purchase contract agent (each, a “Purchase Contract Agent”), for which the governing law shall be the laws of the State of New York; (ix) any Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a financial institution or other party identified therein as a unit agent (each, a “Unit Agent”), for which the governing law shall be the laws of the State of New York; (x) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and (xi) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that each other party under (i) the Indenture for any Debt Securities, (ii) the Deposit Agreement for any Depositary Shares, (iii) the Warrant Agreement for any Warrants, (iv) the Purchase Contract Agreement for any Purchase Contracts and (v) the Unit Agreement for any Units, including, without limitation, the Trustee, the Depositary, the Warrant Agent, the Purchase Contract Agent and the Unit Agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as applicable; that such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as applicable, has been duly authorized, executed and delivered by each such other party and constitutes the legal, valid and binding obligation of such other party; that each such other party is in compliance with respect to performance of its obligations under such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement or Unit Agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f) and (g), the internal laws of the State of New York relating to the creation and enforceability of contracts (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants or Purchase Contracts providing for the issuance of Debt Securities in accordance with the terms thereof), upon due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein, and upon authentication by such Trustee and due execution and delivery of such Debt Securities on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Common Stock (including any Common Stock duly issued upon the exercise of any Warrants or Purchase Contracts providing for the issuance of Common Stock in accordance with the terms thereof or the conversion or exchange of Preferred Stock or Debt Securities that, by their terms, are convertible into or exchangeable for Common Stock, and receipt by the Company of any additional consideration payable upon such exercise, conversion or exchange), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(c) The Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants or Purchase Contracts providing for the issuance of such Preferred Stock in accordance with the terms thereof, or the conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for such Preferred Stock, and receipt by the Company of any additional consideration payable upon such exercise, conversion or exchange), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(d) The depositary receipts evidencing the Depositary Shares, upon due execution and delivery of a Deposit Agreement relating thereto by the Company and the Depositary named therein and due execution, countersignature, issuance and delivery of such depositary receipts against a deposit of duly authorized and validly issued Preferred Stock in accordance with the Deposit Agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

(e) The Warrants, upon due execution and delivery of a Warrant Agreement relating thereto by the Company and the Warrant Agent named therein and due execution, countersignature, issuance and delivery of such Warrants in accordance with the Warrant Agreement relating thereto, will constitute valid and binding obligations of the Company.

(f) The Purchase Contracts, upon due execution and delivery of a Purchase Contract Agreement by the Company and the Purchase Contract Agent named therein and due execution, countersignature, issuance, authentication and delivery of such Purchase Contracts in accordance with the Purchase Contract Agreement relating thereto, will constitute valid and binding obligations of the Company.

(g) The Units, upon due execution and delivery of a Unit Agreement by the Company and the Unit Agent named therein and due execution, countersignature, issuance, authentication and delivery of such Units and the underlying securities that are components of such Units in accordance with the applicable Unit Agreement and the applicable Indenture (in the case of underlying Debt Securities), Certificate of Designations (in the case of underlying Preferred Stock), Depositary Agreement (in the case of underlying Depositary Shares), Warrant Agreement (in the case of underlying Warrants), Purchase Contract Agreement (in the case of underlying Purchase Contracts) or indenture or other debt instrument or agreement (in the case of underlying Third Party Debt Securities), and assuming that the underlying securities that are components of such Units (i) have been duly and properly authorized for issuance and (ii) in the case of Third-Party Debt Securities, constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities and the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.